Exhibit 99.1

Erie Indemnity Reports Full Year and Fourth Quarter 2025 Results
Net Income per Diluted Share was $1.21 for the Quarter and $10.69 for the Year

Erie, Pa. - February 23, 2026 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the full year and quarter ending December 31, 2025. Net income was $559.3 million, or $10.69 per diluted share, in 2025, compared to $600.3 million, or $11.48 per diluted share, in 2024. Net income was $63.4 million, or $1.21 per diluted share, in the fourth quarter of 2025, compared to $152.0 million, or $2.91 per diluted share, in the fourth quarter of 2024. Net income was reduced by $80.6 million, or $1.54 per diluted share, in the fourth quarter and year ended December 31, 2025, reflecting the after-tax impact of a $100 million charitable contribution made to the Erie Insurance Foundation, a tax-exempt private charitable foundation formed in 2025 to create long-term sustainability for charitable contributions and grantmaking.

4Q and Full Year 2025
(in thousands)	4Q'25	4Q'24	2025	2024
Operating income	$157,714	$167,310	$717,184	$676,455
Investment income	24,171	20,805	84,861	69,260
Other income	464	3,693	8,558	11,564
Contribution to charitable foundation	(100,000)	—	(100,000)	—
Income before income taxes	82,349	191,808	710,603	757,279
Income tax expense	18,969	39,779	151,268	156,965
Net income	$63,380	$152,029	$559,335	$600,314

2025 Full Year Highlights
Operating income before taxes increased $40.7 million, or 6.0 percent, in 2025 compared to 2024.
◦Management fee revenue - policy issuance and renewal services increased $237.7 million, or 8.2 percent, in 2025 compared to 2024.
◦Management fee revenue - administrative services increased $5.7 million, or 8.3 percent in 2025 compared to 2024.
◦Cost of operations - policy issuance and renewal services
–Commissions – Commissions increased $175.6 million in 2025 compared to 2024, primarily driven by the growth in direct and affiliated assumed written premium and an increase in agent incentive compensation due to improved property and casualty underwriting profitability for the three-year period ended 2025 compared to the three-year period ended 2024.
–Non-commission expense increased $25.5 million in 2025 compared to 2024. Underwriting and policy processing expense increased $4.8 million primarily due to increased postage and personnel costs,

partially offset by a decrease in underwriting report costs. Information technology costs increased $24.3 million primarily due to an increase in personnel costs and hardware and software costs. Customer service costs increased $3.5 million primarily due to increased credit card processing fees and personnel costs. Administrative and other costs decreased $7.1 million primarily due to decreased professional fees and personnel costs. Personnel costs in 2025 were impacted by increased healthcare costs compared to 2024. Personnel costs in 2025 were also impacted by decreased incentive compensation compared to 2024. Decreases in incentive plan costs were primarily driven by lower performance metrics compared to 2024 and a decrease in company stock price during 2025 compared to an increase during 2024.
◦The administrative services reimbursement revenue and corresponding cost of operations increased both total operating revenue and total operating expenses by $836.6 million in 2025 and $806.3 million in 2024, but had no net impact on operating income.

Income from investments before taxes totaled $84.9 million in 2025 compared to $69.3 million in 2024. Net investment income was $85.8 million in 2025 compared to $70.2 million in 2024. Net investment income included limited partnership earnings of $3.5 million in 2025 compared to $2.0 million in 2024. Net realized and unrealized gains on investments were $2.3 million in 2025 compared to $3.2 million in 2024. Net impairment losses recognized in earnings were $3.3 million in 2025 compared to $4.1 million in 2024.

4Q 2025 Highlights
Operating income before taxes decreased $9.6 million, or 5.7 percent, in the fourth quarter of 2025 compared to the fourth quarter of 2024.
◦Management fee revenue - policy issuance and renewal services increased $29.3 million, or 4.2 percent, in the fourth quarter of 2025 compared to the fourth quarter of 2024.
◦Management fee revenue - administrative services increased $2.1 million, or 12.0 percent in the fourth quarter of 2025 compared to the fourth quarter of 2024.
◦Cost of operations - policy issuance and renewal services
–Commissions increased $30.1 million in the fourth quarter of 2025 compared to the fourth quarter of 2024, primarily driven by the growth in direct and affiliated assumed written premium and an increase in agent incentive compensation due to improved property and casualty underwriting profitability for the three-year period ended 2025 compared to the three-year period ended 2024.
–Non-commission expense increased $10.4 million in the fourth quarter of 2025 compared to the fourth quarter of 2024. Underwriting and policy processing expense decreased $1.2 million primarily due to a decrease in underwriting report costs, partially offset by an increase in personnel costs. Information technology costs increased $4.5 million primarily due to an increase in personnel costs and hardware and software costs. Sales and advertising expense increased $1.4 million primarily due to increased costs from community development initiatives. Administrative and other costs increased $5.8 million primarily due to increased personnel costs, partially offset by decreased professional fees. Personnel costs in the fourth quarter of 2025 were impacted by increased incentive compensation compared to the fourth quarter of 2024. Increases in incentive plan costs were primarily driven by improved performance metrics in the fourth quarter of 2025 compared to the fourth quarter of 2024.

◦The administrative services reimbursement revenue and corresponding cost of operations increased both total operating revenue and total operating expenses by $198.0 million in the fourth quarter of 2025 and $202.0 million in the fourth quarter of 2024, but had no net impact on operating income.

Income from investments before taxes totaled $24.2 million in the fourth quarter of 2025 compared to $20.8 million in the fourth quarter of 2024. Net investment income was $24.8 million in the fourth quarter of 2025 compared to $20.9 million in the fourth quarter of 2024. Net investment income included limited partnership earnings of $2.3 million in the fourth quarter of 2025 compared to $1.8 million in the fourth quarter of 2024. Net impairment losses recognized in earnings were $0.7 million in the fourth quarter of 2025 compared to $0.4 million in the fourth quarter of 2024.

Webcast Information
Indemnity has scheduled a pre-recorded audio broadcast on the Web for 10:00 AM ET on February 24, 2026.  Investors may access the pre-recorded audio broadcast by logging on to www.erieinsurance.com.

Erie Insurance Group
Erie Insurance Group, based in Erie, Pennsylvania, is the 11th largest homeowners insurer, 12th largest automobile insurer and 10th largest commercial lines insurer in the United States based on direct premiums written, according to AM Best Company. Founded in 1925, Erie Insurance is a Fortune 500 company and the 16th largest property/casualty insurer in the United States based on net premiums written. Rated A (Excellent) by AM Best, ERIE has more than 7 million policies in force and operates in 12 states and the District of Columbia.

News releases and more information are available on ERIE's website at www.erieinsurance.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:
•dependence upon our relationship with the Erie Insurance Exchange ("Exchange") and the management fee under the agreement with the subscribers at the Exchange;
•dependence upon our relationship with the Exchange and the growth of the Exchange, including:
◦general business and economic conditions;
◦factors impacting the timing of premium rates charged for policies;
◦factors affecting insurance industry competition, including technological innovations;
◦dependence upon the independent agency system; and
◦ability to maintain our brand, including our reputation for customer service;
•dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:
◦the Exchange's ability to maintain acceptable financial strength ratings;
◦factors affecting the quality and liquidity of the Exchange's investment portfolio;
◦changes in government regulation of the insurance industry;
◦litigation and regulatory actions;

◦emergence of significant unexpected events, including pandemics, economic or social inflation, and changes in tariff policies;
◦emerging claims and coverage issues in the industry; and
◦severe weather conditions or other catastrophic losses, including terrorism;
•costs of providing policy issuance and renewal services to the subscribers at the Exchange under the subscriber's agreement;
•ability to attract, develop, retain, and protect talented management and employees;
•ability to ensure system availability and effectively manage technology initiatives;
•difficulties with technology, data or network security breaches, including cyber attacks;
•ability to maintain uninterrupted business operations;
•compliance with complex and evolving laws and regulations and outcome of pending and potential litigation;
•factors affecting the quality and liquidity of our investment portfolio; and
•ability to meet liquidity needs and access capital.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.
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